UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street,

Philadelphia, Pennsylvania, 19102

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Radian Guaranty Inc. (“Radian Guaranty”), the mortgage insurance subsidiary of Radian Group Inc. (the “Company” and together with its subsidiaries, “Radian”), is providing the following update related to the credit performance of its insured portfolio for the month of May as of May 31, 2020. This information below includes total new primary defaults, including defaults under forbearance programs in response to the COVID-19 pandemic, as well as cures, claims paid and rescissions/denials for May 2020. The information regarding new defaults and cures is reported to Radian Guaranty from loan servicers. We consider a loan to be in default for financial statement and internal tracking purposes upon receipt of notification by servicers that a borrower has missed two monthly payments. Default reporting, particularly on a monthly basis, may be affected by several factors, including the date on which the loan servicer’s report is generated and transmitted to Radian Guaranty, the impact of updated information submitted by servicers and the timing of servicing transfers.

May 2020
Beginning Primary Default Inventory (# of loans)	22,790
Plus: Pre-2009 New Defaults	4,514
2009+ New Defaults	31,401
Less: Cures	3,424
Less: Claims Paid (1)	176
Less: Rescissions and Claim Denials, net (2)	2
Ending Primary Default Inventory (# of loans)	55,103

(1)	Includes those charged to a deductible or captive reinsurance transactions, as well as commutations.
(2)	Net of any previous Rescissions and Claim Denials that were reinstated during the period. Such reinstated Rescissions and Claim Denials may ultimately result in a paid claim.

Radian Guaranty has entered into three fully collateralized reinsurance arrangements with Eagle Re 2018-1 Ltd., Eagle Re 2019-1 Ltd., and Eagle Re 2020-1 Ltd., respectively, each of which is a special purpose reinsurer domiciled in Bermuda and unaffiliated with Radian (the “Eagle Re Issuers”). For each of these three reinsurance arrangements, the Eagle Re Issuers financed their coverage by issuing mortgage insurance-linked notes (“ILNs”) to eligible third-party capital markets investors in unregistered private offerings. In each of the ILN transactions, the outstanding reinsurance coverage amount will stop amortizing if certain thresholds, or triggers, are reached, including a trigger based on an elevated level of delinquencies as defined in the ILN transaction agreements. Based on the current level of defaults reported to us, the ILNs are currently subject to a delinquency trigger event that is being reported to ILN investors on June 25, 2020. The amortization of principal of the ILNs issued by the Eagle Re Issuers has been suspended and will continue to be suspended during the continuation of the trigger event.

The information set forth in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: June 25, 2020	By:	/s/ J. Franklin Hall
J. Franklin Hall
Senior Executive Vice President and Chief Financial Officer